Exhibit 99.1

CONTACT Gary Stein, Investor Relations	CONTACT Rich Adamonis, Medias
212.656.2183	212.656.2140
gstein@nyse.com	radamonis@nyse.com

New York Stock Exchange/Archipelago Holdings Merger Complete

–Merger Completed Today, Tuesday, March 7–

–NYSE Group, Inc. Stock to Trade Wednesday, March 8 Under Symbol NYX–

New York, March 7–“This is an historic day for the Exchange, our customers, and investors,” said NYSE Group Chief Executive Officer John A. Thain upon completion of the New York Stock Exchange/Archipelago Holdings, Inc. merger. “This merger transforms and modernizes the New York Stock Exchange with a growth strategy for the future. On behalf of my colleagues at the NYSE, I welcome Jerry Putnam and the Archipelago team to our organization and look forward to serving our new shareholder community.”

“Archipelago was created with the vision of making markets better for all investors, a vision that we share with the NYSE and has led us to this historic day,” said Jerry Putnam, NYSE Group President and Co-Chief Operating Officer and the former Archipelago Chief Executive Officer. “I am extremely proud of the innovation, the technology and the value Archipelago has brought to its customers and shareholders and am excited about combining our strengths with those of the NYSE.”

Today’s completion of the merger precedes the trading of NYSE Group shares, which will commence following the Opening Bell (sm) tomorrow, Wednesday, March 8, at 9:30a.m. NYSE Group shares will be listed on the NYSE and will trade under symbol NYX.

Photo Attachment: NYSE Group, Inc. Merger Document Signing

Caption: NYSE Group, Inc. Chief Executive Officer John A. Thain and President and Co-Chief Operating Officer Jerry Putnam, formerly Archipelago Chief Executive Officer, sign the merger certificates effecting the merger of the NYSE and Archipelago today, as Chairman Marshall N. Carter and President and Co-Chief Operating Officer Catherine R. Kinney look on.  Shares of the new for profit, publicly traded company NYSE Group begin trading on Wed., March 8 on the NYSE under symbol NYX (photo credit: NYSE Group, Inc.).

Logo Attachment:  New NYSE Group, Inc. logo

About NYSE Group, Inc.

NYSE Group, Inc. (NYSE: NYX) is a holding company that, through its subsidiaries, is a leading global multi-asset financial marketplace that operates multiple securities market centers, including the New York Stock Exchange (the “NYSE”) and NYSE Arca (formerly known as the Archipelago Exchange, or Arca Ex®, and the Pacific Exchange). Through these market centers, the NYSE Group is a leader in securities listings, market-information products and services, and offers a range of investment vehicles and order execution services.

The NYSE is the world’s largest and most liquid equities market where customers can choose between the floor-based auction market and sub-second electronic trading. The NYSE provides a reliable, orderly and efficient marketplace where investors meet directly to buy and sell listed companies’ common stock and other securities. On an average day, over 1.8 billion shares valued at more than $69 billion trade on the NYSE, where the total global market capitalization for its listed companies is $22.5 trillion.

NYSE Arca is the first open, all-electronic stock market in the United States enabling customers to trade equity securities, including those listed on NYSE Arca, the NYSE and other U.S. equities markets, and options products. NYSE Arca’s trading platform links traders to multiple U.S. market centers where buyers and sellers meet directly in a highly-liquid electronic environment without intermediaries for fast order execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group’s current expectations and involve risks and uncertainties that could cause NYSE Group’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group’s results to differ materially from current expectations include, but are not limited to:  NYSE Group’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group’s Registration Statement on Form S-4 and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.